Exhibit 5.1

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300 East Lombard Street, 18th Floor

Baltimore, MD 21202-3268

TEL 410.528.5600

FAX 410.528.5650

www.balladspahr.com

January 31, 2018

VICI Properties Inc.

8329 W. Sunset Road, Suite 210

Las Vegas, Nevada 89113

Re:	VICI Properties Inc., a Maryland corporation (the “Company”) – Registration Statement on Form S-11, as amended, pertaining to the issuance and sale by the Company of up to 12,075,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to a Registration Statement on Form S-11 filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on May 5, 2017, and Articles of Amendment and Restatement filed with the Department on October 7, 2017;

(ii)	the Bylaws of the Company, adopted on or as of May 5, 2017 (the “Original Bylaws”), and the Amended and Restated Bylaws of the Company, effective as of October 7, 2017 (the “Amended and Restated Bylaws” and together with the Original Bylaws, the “Bylaws”);

(iii)	the Unanimous Written Consent of the Board of Directors of VICI Properties Inc., dated as of May 5, 2017 (the resolutions contained therein, the “Organizational Resolutions”);

VICI Properties Inc.

January 31, 2018

(iv)	resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on or as of May 5, 2017, October 5, 2017, December 8, 2017 and January 19, 2018 (the “Existing Directors’ Resolutions”, and together with the Organizational Resolutions and the Final Determinations (as defined herein), the “Directors’ Resolutions”);

(v)	resolutions adopted by the sole stockholder of the Company on or as of October 5, 2017 (the “Stockholder Resolutions”);

(vi)	the Rule 462(b) Registration Statement, including the Company’s Registration Statement on Form S-ll, filed with the Commission on or about December 12, 2017, as amended (Registration No. 333-21197), which is incorporated by reference into the Rule 462(b) Registration Statement (the “Prior Registration Statement”), and the related form of prospectus included therein, in substantially the form filed with the Commission pursuant to the Act;

(vii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(viii)	a Certificate of Officers of the Company, dated as of a recent date (the “Officers’ Certificate”), certifying that, as a factual matter, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, and have not been rescinded or modified except as noted therein, and as to the manner of adoption of the Directors’ Resolutions; and

(ix)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not and will not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

VICI Properties Inc.

January 31, 2018

(d)	the Officers’ Certificate and all other certificates submitted to us are, as to factual matters, true and correct both when made and as of the date hereof;

(e)	none of the Shares will be issued or transferred in violation of the provisions of Article VII or Article VIII of the Charter relating to restrictions on ownership and transfer of capital stock, and gaming and regulatory matters, respectively;

(f)	the Company has not, and is not required to be, nor will it be required to be upon consummation of the issuance of the Shares, registered under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder; and

(g)	prior to the issuance of the Shares subsequent to the date hereof, the Board of Directors, or a duly authorized committee thereof, will adopt, or will have adopted, resolutions which establish the consideration to be received by the Company for the issuance and sale of the Shares (the “Final Determinations”).

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)	The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and when such Shares are issued and delivered by the Company in exchange for the consideration therefor as provided in, and in accordance with, the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

VICI Properties Inc.

January 31, 2018

We consent to the incorporation by reference of this opinion in the Rule 462(b) Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prior Registration Statement entitled “Legal Matters,” which is incorporated by reference into the Rule 462(b) Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP